As filed with the Securities and Exchange Commission on August 21, 2000.

                                                    Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           --------------------------

                      MICROWAVE TRANSMISSION SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                TEXAS                                           75-2197372
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)


           541 STERLING DRIVE
            RICHARDSON, TEXAS                                     75081
(Address of Principal Executive Offices)                       (Zip Code)

                          ----------------------------

              MICROWAVE TRANSMISSION SYSTEMS, INC. 2000 STOCK BONUS PLAN
                            (Full title of the plan)

                         -------------------------------



      Preston David Spurlin                             Copy to:
      Chief Executive Officer and  President            Matthew O. Haltom
      Microwave Transmission Systems, Inc.              Secore & Waller, L.L.P.
      541 Sterling Drive                                2290 One Galleria Tower
      Richardson, Texas 75081                           13355 Noel Road
      (972) 669-0591                                    Dallas, Texas 75240-6657
                                                        (972) 776-0200
      (Name, address and telephone number,
      including area code, of agent for service)


                  ---------------------------------------------

                         CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------
 Titles of Securities        Amount to be           Proposed Maximum       Proposed Maximum          Amount of
   to be Registered          Registered (1)        Offering Price Per     Aggregate Offering      Registration Fee
                                                         Share (2)            Price (2)
---------------------------------------------------------------------------------------------------------------------
   Common Stock,             100,000 Shares               $.75                $75,000                 $19.80
$.001 par value
---------------------------------------------------------------------------------------------------------------------


(1) The securities to be registered represent shares of Common Stock issued or reserved for issuance under the Employee Stock Bonus Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to awards to be granted under the Plan are hereby registered in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon price of $.75 per share, which was calculated on the basis of the average of the high and low price per share of Common Stock on the Nasdaq Stock Markets OTC Bulletin Board on August 21, 2000 ($.75), in accordance with Rule 457(c).
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8. Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Microwave Transmission Systems, Inc. (the "Registrant" or the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's effective Registration Statement on Form 10-SB/A as filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 23, 2000, including the description of the Company's common stock, par value $.001, filed therewith, as well as any amendment or report filed for the purpose of updating such description;

         (2) The Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000, for the quarter ended June 30, 2000;

         (3) All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of such amendment; and

         (4) Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has the authority under Articles 2.02a(16) and 2.02-1 of the Texas Business Corporation Act to indemnify its Company's Directors and Officers to the extent provided for in such statute. The Texas Business Corporation Act provides, in part, that a corporation may indemnify a director or officer or other person who was, is or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

     -   conducted himself in good faith;

     - reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

     - in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify a person under the Texas Business Corporation Act against judgments, penalties, including exercise and similar taxes, fines, settlement, unreasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         The Company's Articles of Incorporation provide that none of its Directors shall be personally liable to it or its shareholders for monetary damages for an act or omission in such Director's capacity as a Director; PROVIDED, HOWEVER, that the liability of such Director is not limited to the extent that such Director is found liable for (a) a breach of the Director's duty of loyalty to it or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the Director to us or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability of the Director is expressly provided under Texas law. Limitations on liability provided for in the Company's Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a Director's responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

         The Company believes that these provisions will assist it in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in the Company's Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against its Directors and may discourage or deter shareholders or management from bringing a lawsuit against Directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted it or its shareholders.

         The Company has directors' and officers' liability insurance policies to cover certain liabilities of directors and officers arising out of claims based on certain acts or omissions by them in their capacity as directors or officers, with policy limits on such insurance of $1,000,000.

         The Company's Bylaws provide that its Officers and Directors shall be indemnified and held harmless by the Company from and against any judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys' fees) actually incurred by such persons in connection with all threatened, pending or completed actions, claims, suits or proceedings; PROVIDED, HOWEVER, that it must be determined that such Officer or Director acted in good faith and reasonably believed (1) that in the case of conduct in his official capacity on behalf of the Company that his conduct was in the Company's best interest,
(2) in all other cases that his conduct was not opposed to the Company's best interests, and (3) with respect to any proceeding which is a criminal action, that he had no reasonable cause to believe that his conduct was unlawful. However, in the event a determination is made that an Officer or Director is liable to the Company or is found liable on the basis that personal benefit was improperly received by such person, such indemnification is limited to reasonable expenses actually incurred by such person in connection with the proceeding and shall not be made in respect of any proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Any indemnification under the Company's Bylaws shall be made by the Company only upon a determination that indemnification of such person is proper, such determination to be made by a majority vote of a quorum consisting of Directors who at the time of the vote are not named defendants or respondents in such proceeding, or in the alternative by special legal counsel and/or the shareholders of the corporation, as described in the Company's Bylaws.

         The above discussion of the Texas Business Corporation Act, the Company's Articles of Incorporation, and the Company's Bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, the Company's Articles of Incorporation and the Company's Bylaws, respectively.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

(a)      Exhibits.

Exhibit Description
-------------------



  4.1 Microwave Transmission Systems, Inc. 2000 Stock Bonus Plan (filed herewith).
  5.1 Opinion of Secore & Waller, L.L.P. regarding legality of securities being registered (filed herewith).
 23.1    Consent of Secore & Waller, L.L.P. (included in their opinion filed as
         Exhibit 5.1) (filed herewith).
 23.2    Consent of King Griffin & Adamson P.C. (filed herewith).
 24.1    Power of Attorney (included on the signature page of this Registration
         Statement).


ITEM 9.  UNDERTAKINGS.

         (a) RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 of
         Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                   (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. THE undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on August 21, 2000:


                                       MICROWAVE TRANSMISSION SYSTEMS, INC.



                                       By: /s/ Preston David Spurlin
                                           Preston David Spurlin
                                           CHIEF EXECUTIVE OFFICER AND PRESIDENT


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person and in the capacity indicated on August 21, 2000:



Signature                                                     Title
---------                                                     -----




/s/ Preston David Spurlin                                     Chief Executive Officer, President and Sole Director
Preston David Spurlin                                         (PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints PRESTON DAVID SPURLIN, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person and in the capacity indicated on August 21, 2000.

Signature




/s/ Preston David Spurlin
Preston David Spurlin
Chief Executive Officer, President and Sole Director
(PRINCIPAL EXECUTIVE OFFICER)

                                INDEX TO EXHIBITS



Exhibit  Description
--------------------
  4.1    Microwave Transmission Systems, Inc. 2000 Stock Bonus Plan (filed herewith).

  5.1 Opinion of Secore & Waller, L.L.P. regarding legality of securities being registered (filed herewith).

 23.1    Consent of Secore & Waller, L.L.P. (included in their opinion filed as
         Exhibit 5.1) (filed herewith).

 23.2    Consent of King Griffin & Adamson P.C. (filed herewith).

 24.1    Power of Attorney (included on the signature page of this Registration
         Statement).

